Exhibit 10.1

AGREEMENT REGARDING ADJUSTMENT OF FLOOR PRICE

This Agreement (this “Agreement”) is entered into as of December 1, 2025 (the “Effective Date”), by and among Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), and _________ (the “Holder”).

RECITALS

A.	The Company established Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) pursuant to that certain Certificate of Designation of Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on July 29, 2025, as amended or supplemented from time to time (the “Certificate of Designation”).

B.	The Holder holds shares of the Series B Preferred Stock.

C.	The Certificate of Designation provides that the Floor Price may be lowered upon the approval or consent of the Company and the Holder, subject to the rules and regulations of The Nasdaq Stock Market LLC.

D.	The Company and the Holder desire to exercise the rights granted under the Certificate of Designation to approve such reduction.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Exercise of Rights Under Certificate of Designation; Adjustment of Floor Price.

Pursuant to the rights set forth in Section 32(aa) of the Certificate of Designation, and effective as of the Effective Date, the Floor Price is hereby set at $0.05 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events and in accordance with the other adjustment provisions of the Certificate of Designation).

2. Acknowledgment of Effectiveness.

Each party acknowledges and agrees that:

(a) the reduction of the Floor Price is fully authorized under the Certificate of Designation;

(b) no amendment to the Certificate of Designation has occurred; and

(c) no filing with the Nevada Secretary of State is required.

3. Representations and Warranties of the Holders.

The Holder represents and warrants that:

(a) such Holder has the authority to approve the Floor Price adjustment; and

(b) this Agreement constitutes a valid exercise of such Holder’s rights under the Certificate of Designation.

4. Representations and Warranties of the Company.

The Company represents and warrants that:

(a) the Certificate of Designation authorizes the reduction of the Floor Price with the approvals obtained herein;

(b) all required board approvals have been or will be obtained;

(c) this Agreement constitutes a valid corporate act of the Company; and

(d) it will file a Current Report on Form 8-K to disclose the Agreement.

5. No Other Changes.

The parties agree that no other provision of the Certificate of Designation is amended, modified, waived or affected by this Agreement.

6. Compliance With NASDAQ Capital Market Rules.

The parties acknowledge and agree that:

(a) the adjustment of the Floor Price pursuant to this Agreement is intended to be, and shall be, effected in compliance with all applicable rules and regulations of The Nasdaq Stock Market LLC, including the rules applicable to the Nasdaq Capital Market;

(b) the Company represents that the adjustment set forth herein does not require stockholder approval under Nasdaq Listing Rule 5635 or any other applicable Nasdaq rule, or that such approval has been obtained; and

(c) the Company shall take any additional actions reasonably necessary to ensure continuing compliance with the rules and regulations of the Nasdaq Capital Market in connection with the Floor Price adjustment.

7. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.

8. Counterparts; Electronic Delivery.

This Agreement may be executed in counterparts, and signatures delivered electronically shall be deemed effective.

9. Binding Effect.

This Agreement is binding on and inures to the benefit of the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

Inspire Veterinary Partners, Inc.

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

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